                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is made as of the 28th day of February, 1994, by and between NEI Acquisition Corporation, a Texas corporation (the "Company"), and Robert D. Kopitke ("RDK").

     WHEREAS, the Company wishes to engage RDK to provide the Company certain sales and marketing consulting services;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and RDK agree as follows:

     1.  Engagement of RDK.  The Company hereby engages RDK to perform certain
         -----------------
sales and marketing services during the term of this Agreement, as such services may be specifically defined by the Company's President and Chief Executive Officer ("CEO"). RDK shall devote such portion of his business time as he and the CEO reasonably determine is necessary to perform the duties described herein.

     2.  Consideration.
         -------------

     2.1 Fees.
         ----

         a. Subject to the provisions of this Agreement, the Company shall pay RDK (i) a fixed fee ("Fixed Fee") of $3,750 per quarter and (ii) a contingent fee (the "Contingent Fee") of $3,750 per quarter, each payable in arrears no later than 30 days after the last day of each June, September, December and March, commencing on June 30, 1994. The Contingent Fee is subject to the Company achieving its sales growth objectives for the respective quarter, as set forth in the sales growth objectives to be established by the Board of Directors during each year as part of the annual budgeting process. The sales growth objectives shall not be greater than 85% of the annual sales plan that was presented in the "Acquisition and Financing Memorandum for Web World" dated December 8, 1993.

         b. RDK acknowledges and understands that the payment of the Fixed Fee and the Contingent Fee is subject to certain restrictions imposed by the lenders to the Company. In the event that the Company is unable to pay such fees at any time as a result of restrictions imposed by its lenders, such payment shall be deferred until the restrictions lapse.

     2.2 Stock Options.  Pursuant to its Stock Option Plan, the Company hereby
         -------------
grants to RDK an option to purchase 25,000 shares of Common Stock at an exercise price of $1.00 per share. The terms and conditions of such option shall be as set forth in the Stock Option Agreement in the form attached hereto as Exhibit A.

     2.3 Reimbursements.  The Company shall promptly reimburse RDK for all
         --------------
reasonable out-of-pocket expenses incurred by RDK in the performance of his duties hereunder, as mutually agreed to by RDK and the Company's CEO.

     3.  Duration and Termination of Agreement.  The engagement of RDK shall
         -------------------------------------
begin on the date of this Agreement and shall continue until the date upon which either party terminates this Agreement upon 90 days' prior written notice to the other.

     4.  Miscellaneous Provisions.
         ------------------------

     4.1 Governing Law.  This Agreement shall be deemed to have been made in
         -------------
and shall be governed by, and interpreted in accordance with, the laws of the State of Texas.

     4.2 Amendment.  This Agreement may be amended only by a writing that
         ---------
specifically ramifies, confirms and incorporates as a part thereof the provisions of this Agreement not thereby amended. Each such amendment must be executed and delivered by both parties.

     4.3 Non-Waiver.  No waiver of, or failure to assert, any claim, right,
         ----------
benefit or remedy pursuant to this Agreement shall operate as a waiver of any other claim, right or benefit. The failure of any party at any time or times to require performance of any provision hereof shall in no manner effect such party's right at a later time to require such performance or fully to enforce the same.

     4.4 Binding Effect.  The terms, conditions and covenants of this Agreement
         --------------
shall apply to, inure to the benefit of, and be binding upon each of the parties hereto and their respective successors in interest and permitted assigns.

     4.5 Further Assurances.  The parties hereto shall execute and deliver to
         ------------------
the appropriate party such other instruments and perform such other acts as may reasonably be required in order fully to perform and carry out the terms and intent of this Agreement.

     EXECUTED as of the date first written above.


                                            ------------------------------------
                                            Robert D. Kopitke

                                            NEI ACQUISITION CORPORATION


                                            By:
                                               ---------------------------------



                                       3